WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) June 7, 2004


                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)




    Maryland                     001-09279                      13-3147497
-------------------------------------------------------------------------------
(State or other            (Commission file No.)               (IRS Employer
  jurisdiction of                                                 I.D. No.)
  incorporation)


           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
          -------------------------------------------------------------
           (Address of principal executive offices)           (Zip code)


        Registrant's telephone number, including area code   516-466-3100
                                                             ------------












Item 5.   Other Events and Required FD Disclosure.

         On June 7, 2004, General Electric Capital Business Asset Funding Corporation ("GE-BAF") on behalf of a new strategic alliance entered into between GE-BAF and Registrant issued a press release announcing a strategic alliance between GE-BAF and Registrant to acquire sale-leaseback and net leased properties. A copy of the release is filed with this Form 8-K.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements - none.
         (b) Pro Forma Financial Information - not applicable.
         (c) Exhibits - 1. Press Release dated June 7, 2004;
                        2. Operating Agreement of OLP Net Lease Strategic Alliance LLC dated as of June 3, 2004 between OLP-NNN Manager LLC (a subsidiary of Registrant) and General Electric Capital Business Asset Funding Corporation.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                                       ONE LIBERTY PROPERTIES, INC.


Date:     June 7, 2004                 By:  /s/ Mark H. Lundy
                                       -----------------------------------
                                       Mark H. Lundy
                                       Vice President

                                    EXHIBIT 1

GE COMMERCIAL FINANCE AND ONE LIBERTY PROPERTIES, INC. FORM ALLIANCE

Organizations Will Market Sale-leaseback Programs and Acquire Net
Leased Property

Bellevue, Washington and Great Neck, New York--June 7, 2004--GE Commercial Finance, Business Asset Funding and One Liberty Properties, Inc., have formed an alliance to market sale-leaseback programs and to acquire single tenant net leased properties throughout the United States. Senior executives of both organizations will manage the alliance.

In a sale-leaseback transaction, a company conveys the title of commercial real estate assets to a financial institution in exchange for a cash payment. The financial institution then immediately leases those assets back, enabling the company to free up capital for debt reduction, expansion capital, and enhanced liquidity.

Business Asset Funding President Bruce J. Nelson said, "The alliance is part of a larger strategy to provide our customers with greater opportunity to monetize assets. I am extremely pleased with the additional origination capacity that this relationship brings to our two businesses."

One Liberty President Jeffrey Fishman said, "This relationship furthers One Liberty's goal of acquiring quality net leased properties. We are very pleased to be entering into the alliance and with the opportunities it will provide."

ABOUT ONE LIBERTY PROPERTIES, INC.

One Liberty (NYSE :OLP) is a New York-based Real Estate Investment Trust (REIT) specializing in the acqusition and ownership of net leased real property. The Company owns and manages a geographically diversified portfolio of retail, industrial, office, movie theatres and other properties. For more information about One Liberty, please visit our website at : www.onelibertyproperties.com.

ABOUT GE COMMERCIAL FINANCE, BUSINESS ASSET FUNDING

GE Commercial Finance, Business Asset Funding is a leading provider of single tenant/owner-occupied commercial real estate finanicng in the U.S. With assets of over $10B, the business serves commercial real estate owners, investors, developers, and mortgage brokers. A multi-solution provider, the business offers conventional debt and SBA loans, as well as flexible, structured products tailored to meet the capital needs of small to middle market businesses in diverse industries.



GE Commercial Finance, which offers businesses around the globe an array of financial products and services, has assets of over US$220 billion and is headquartered in Stamford, Connecticut, USA. General Electric (NYSE: GE) is a diversified technology, media and financial services company dedicated to creating products that make life better. For more information visit the company's web site at www.gecommercialfinance.com



Caution Concerning Forward-Looking Statements: Materials included in this filing may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Statements that include the words "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," or the negative of those words or other comparable words should be considered uncertain and forward-looking.



Contacts:


GE Commercial Finance
Business Asset Funding, Bellevue
Susan Dawson, 425/451-2839
susan.dawson@ge.com


One Liberty, Great Neck
Mark Lundy, 516/466-3100
markl@1liberty.com

                                    EXHIBIT 2









                               OPERATING AGREEMENT

                             -----------------------



                      OLP NET LEASE STRATEGIC ALLIANCE, LLC



                    -----------------------------------------












                          as of June 3, 2004

         This OPERATING AGREEMENT of OLP Net Lease Strategic Alliance, LLC (the "Company") is made as of the 3rd day of June, 2004, by and among OLP-NNN Manager LLC, a Delaware limited liability company having an office at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, Attention: Jeffrey Fishman ("OLP" or "Manager"), and GENERAL ELECTRIC CAPITAL BUSINESS ASSET FUNDING CORPORATION, a Delaware corporation having an address at 10900 NE 4th Street, Suite 500, Bellevue, Washington 98004 Attention: Structured Real Estate Manager ("GE", OLP and GE being sometimes individually referred to herein as a "Member" and collectively as the "Members").

                              W I T N E S S E T H :
                               - - - - - - - - - -

         WHEREAS, the Members wish to state the terms and conditions of the operating agreement (this "Agreement") of the Company.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are hereby acknowledged, the parties hereto do hereby agree as follows:


                                    ARTICLE I
                                    ---------

                              CERTAIN DEFINED TERMS
                              ---------------------

         As used herein, the following terms shall have the following meanings.

         1.1  "Act" shall mean the Delaware Limited Liability Company Act.

         1.1A "Additional Advance" shall have the meaning given such term in
Section 3.5 hereof.

         1.2A "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all partners, directors, officers and members of such Person), controlled by or under direct or indirect common control with any such Person. A Person shall be deemed to control a corporation, a partnership, a trust, or a limited liability company if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

         1.2 "Agreement" shall mean this Operating Agreement, as originally executed and as amended from time to time, as the context requires. Words such as "herein", "hereinafter", "hereof", "hereto", "hereby", "hereunder", when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

         1.3 "Approved Budget" shall mean a Budget that has received the Required Approval.

         1.4 (A) "Bankruptcy" shall mean, with reference to any Member:

                           (1) the entry of an order for relief (or similar
court order) against such Member which authorizes a case brought under Chapter 7, 11, or 13 of Title 11 of the United States Bankruptcy Code to proceed;

                           (2) the commencement of a Federal, state or foreign
bankruptcy, insolvency, reorganization, arrangement or liquidation proceeding by such Member;

                           (3) the commencement of a Federal, state or foreign
bankruptcy, insolvency, reorganization, arrangement or liquidation proceeding against such Member if such proceeding is not dismissed within sixty (60) days after the commencement thereof;

                           (4) the entry of a court decree or court order which
remains unstayed and in effect for a period of sixty (60) consecutive days:

                                    (i) adjudging such Member insolvent under
any Federal, state or foreign law relating to bankruptcy, insolvency, reorganization, arrangement, liquidation, receivership or the like;

                                    (ii) approving as properly filed a petition
seeking reorganization, arrangement, adjustment or composition of, or in respect of, such Member or his property under any Federal, state or foreign law relating to insolvency, reorganization, arrangement, liquidation, receivership or the like;

                                    (iii) appointing a receiver, liquidator,
assignee, trustee, conservator, or sequesterer (or other similar official) of such Member, or of all, or of a substantial part, of such Member's property; or

                                    (iv) ordering the winding up, dissolution or
liquidation of the affairs of such Member;

                           (5) the written  consent by such Member to the
institution  against him of any  proceeding of the type described in Subsection
(1), (2), (3) or (4) above;

                           (6) the written consent by such Member to the
appointment of a receiver, liquidator, assignee, trustee, conservator or sequester (or other similar official) of such Member, or of all, or of a substantial part, of his or its properties;

                           (7) the making by such Member of an assignment for
the benefit of creditors;

                           (8) the admission in writing by such Member of his
or its  inability to pay his or its debts generally as they come due; or

                           (9) the taking of any corporate or other action by
such Member in furtherance of any of the foregoing.

                  (B) "Bankruptcy Code" shall mean Chapter 11 of the United States Bankruptcy Code, 11 U.S.C.ss.101 et seq., as the same may be
amended.                                       ------

         1.5 "Budget" shall have the meaning given that term in Section 5.1 hereof.

         1.6 "Capital Contribution" of a Member shall mean the amount initially contributed by such Member to the Company pursuant to Paragraphs 3.1 and 3.2 hereof.

         1.7 "Cash Flow" in any fiscal year shall mean the net income in such period from operations of the Company (or the Subsidiary, as the context may require) determined on an accrual basis in accordance with GAAP consistently applied (and including Sale Proceeds or Refinancing Proceeds) plus (to the extent deducted for Federal income tax purposes):

                  (a) depreciation,

                  (b) amortization of capitalized costs,

                  (c) other non-cash charges deducted in determining such net income, and

                  (d) the net reduction in the amount of any reserves or escrows described in "(f)" and "(g)" below,

minus the following (to the extent included) for Federal income tax purposes):

                  (e) principal payments on all secured and unsecured borrowings of the Company, loans and other indebtedness of the Company;

                  (f) the amount of cash set aside for working capital, property replacement reserves or expenditures and any other reserves reasonably deemed necessary by the Manager; and

                  (g) any other cash expenditures or payments into escrow accounts, or otherwise (except distributions or payments to Members) which have not been deducted in determining the net income of the Company for such fiscal period and which were not funded by borrowings.

         1.8 "Code" shall mean the United States Internal Revenue Code of 1986, as the same may be amended, the regulations promulgated thereunder ("Treasury Regulations"), and any corresponding provisions of subsequent law.

         1.9 "Interest" shall have the meaning ascribed to it in Section 7.1 hereinbelow.

         1.10 "Manager" shall mean OLP, or any Person or Persons who, at the time of reference thereto, has been admitted as a successor to the interest of the foregoing as the Manager of the Company or as an additional Manager. Managers shall refer to all Managers then acting as such at the time of reference thereto. If, at any time, there is more than one Manager of the Company, then any decision to be made by "the Manager" or the "Managers" of the Company shall be made by a majority vote of all Managers. "Member Representatives" shall mean each of Jeffrey Fishman and Mark H. Lundy as appointed by OLP and John Thornley and Jorge Florez as appointed by GE; provided that at any time hereafter each of OLP and GE may replace one or both of their appointed Member Representatives by giving Notice thereof; provided, further, however that in the event there shall be more than two (2) Members, each Member holding in excess of a 25% Percentage Interest shall be entitled to appoint in writing two (2) Member Representatives and each other Member shall be entitled to appoint one (1) Member Representative.

         1.11 "Member" shall mean any Person (including the Manager) who is a member (including a Substituted Member) of the Company at the time of reference thereto. Members shall refer to all Members at the time of reference thereto. The initial Members of the Company are OLP and GE.

         1.12 "Member Loan Rate" shall mean a per annum floating rate of interest equal to LIBOR plus 1000 bps (or 10%). As used in the foregoing definition, "LIBOR" shall mean the London Interbank Offered Rate for thirty
(30)-day U.S. Dollar deposits in effect from time to time, as reported on Telerate, page 3750, under British Bankers Association LIBOR. If the LIBOR rate is no longer available then the Member Loan Rate shall be the so-called "prime rate" as disclosed in the Wall Street Journal plus 700bps (or 7%).

         1.13 "Member Loan Term" shall mean (subject to Section 8.1(b)(4)), for any given Member Loan, a period of time equal to two (2) years from the making of such Member Loan.

         1.14 "Company" shall mean the limited liability company formed in connection with this Agreement by the parties hereto, as said company may from time to time be constituted.

         1.15 "Notice" shall have the meaning ascribed to it in Section 13.2 hereof.

         1.16 "Percentage Interest" shall mean the percentage ownership interests in the Company for each Member set forth on Exhibit A attached hereto.

         1.17 "Person" shall mean any individual and any partnership, company, corporation, joint venture, trust, business trust, cooperative, association, limited liability company and other entity and the heirs, executors, administrators, successors and assigns thereof.

         1.18 Intentionally deleted.

         1.19 "Refinancing" shall mean the replacement, increase, consolidation, modification or extension of any mortgage loans on the Property or any portion thereof or, if no mortgage loans exist, then the placement of a mortgage loan on the Property or any portion thereof.

         1.20 "Refinancing Proceeds" shall mean the proceeds derived from a Refinancing, less the expenses incurred in connection with the receipt or collection thereof and the amount thereof applied in reduction of any Company liabilities.

         1.21 "Required Approval" shall mean (i) the approval of all Members as evidenced by the execution of a written instrument executed by all the then serving Member Representatives if there shall be two (2) Members or (ii) if there shall be more than two Members then "Required Approval" shall mean the approval of Members holding at least 75% of the membership interests in the Company as evidenced by the execution of a written instrument executed by each Member Representative appointed by such approving Members. Whenever a provision of this Agreement refers to Member approval or consent without specifying the number or percentage of Members from whom approval or consent must be obtained, such provision shall be deemed to mandate "Required Approval".

         1.22 "Sale" shall mean a sale, material condemnation resulting in termination of the related Lease, voluntary or involuntary conversion, insured material casualty resulting in termination of the related Lease or other disposition of the Property or any material portion thereof.

         1.23 "Sale Proceeds" shall mean the net proceeds derived from any Sale less (i) the expenses incurred in connection with the receipt or collection thereof, (ii) in the case of a condemnation, voluntary or involuntary conversion or insured casualty, such portion thereof as is required to repair, restore or replace the Property or any portion thereof and (iii) all amounts thereof applied in reduction of Company liabilities.

         1.24 "Substituted Member" shall mean any Person admitted to the Company as a Member pursuant to the provisions of Section 7.7 hereof.

         1.25 "Transfer" shall have the meaning ascribed to it in Section 7.1 hereof.

                                   ARTICLE II
                                   ----------

                                    FORMATION
                                    ---------

         2.1      Formation of Company.
                  --------------------
         Articles of Organization of the Company were previously filed in order to form a Delaware limited liability company under and pursuant to the Act.

         2.2      Name and Principal Place of Business.
                  ------------------------------------
         The Company shall conduct its business and promote its purposes under the firm name OLP Net Lease Strategic Alliance, LLC or such other name or names as the Manager may from time to time select, subject to the consent of GE. The Company's principal office for the transaction of business shall be at 60 Cutter Mill Road, Suite 303, Great Neck, New York 11021, or such other place or places as the Manager may select in the New York City metropolitan area.

         2.3      Purposes.
                  ---------
         Except as otherwise expressly provided herein, the purposes of the Company shall be to establish wholly-owned subsidiaries (each a "Subsidiary" and collectively, the "Subsidiaries") to acquire, sell, own, operate, manage, finance and otherwise deal with individual real properties (each a "Property" and collectively, the "Properties"). The Company shall form, acquire, own, operate, manage and otherwise deal with its Subsidiaries or any interest therein, to conduct such other business activities and operations as are consistent with and reasonably related to the foregoing purposes and, in connection therewith, to borrow money necessary or appropriate for the Company's business, to pledge or otherwise encumber all or any part of its interest in the Subsidiaries and any other assets of the Company and to sell, exchange or otherwise dispose of all or any part of its interest in the Subsidiaries and any other assets of the Company for cash, stock, securities, evidences of indebtedness and other assets, or any combination thereof, upon such terms and conditions as the Manager from time to time may determine in accordance with the terms of this Agreement, including without limitation Section 5.4.

         2.4      Term.
                  ----

                  The term of the Company began as of the date of the filing of the Articles of Organization with the Secretary of State of the State of Delaware and shall continue indefinitely to the extent permitted by applicable law and the extent applicable shall now or hereafter require limited liability companies to have a set expiration date, then such date shall be deemed to be December 31, 2075, or until such earlier date as the Company shall be dissolved and terminated pursuant to the laws of the State of Delaware or Article XI hereof.

         2.5      Minimum Number of Members.
                  --------------------------
         Unless otherwise permitted by applicable law, at no time shall there be fewer than two Members.

         2.6      Title to the Property.
                  ----------------------
         Title to any other property, real or personal, owned by or leased to the Company shall be held in the name of the Company; provided that it is the intent of the Members that each Property to be acquired by the Company shall be done so through a newly-formed Subsidiary which shall hold title to its respective Property.


                                   ARTICLE III
                                   -----------

                CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; INTEREST
                -------------------------------------------------

         3.1      OLP's Capital Contributions.
                  ----------------------------
         OLP has previously contributed and/or simultaneously herewith will contribute to the Company the sum of $50,000.00 which was or shall be paid directly to the Company and which is intended to be a sum equal to 50% of a working capital reserve to be established for the Company. OLP's capital account shall be credited with the aforesaid amount.

         3.2      GE's Capital Contribution.
                  --------------------------
         GE has previously contributed and/or simultaneously herewith will contribute to the Company the sum of approximately $50,000.00 which was or shall be paid directly to the Company or to the Seller of the Property and which is intended to be a sum equal to 50% of a working capital reserve to be established for the Company. GE's capital account shall be credited with the aforesaid amount.

         3.3      Capital Accounts.
                  -----------------
         A separate capital account (each a "Capital Account") shall be maintained for each Member, which shall consist of such Member's Capital Contribution increased by his share of Company profits pursuant to Article IX hereof and by any additional capital contributions (as described in Section 3.5), and decreased by distributions to him by the Company pursuant to Sections 8.1(b)(4), 8.2 and 11.3 hereof, by his share of Company losses pursuant to
Article IX hereof. Except as otherwise expressly provided herein, no Member shall be permitted to make any withdrawals from his Capital Account. Capital Accounts shall be maintained in accordance with Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

         3.4      Interest and Right to Property.
                  ------------------------------
         Except as expressly set forth herein, no interest or preferred return shall be paid on the Capital Contribution of any Member, nor shall any Member have the right to demand and receive property, other than cash, in return for such Member's Capital Contribution.

         3.5      Additional Capital Contributions; Additional Advances;
                  ------------------------------------------------------
Member Loans.
------------

         A. The Manager shall be permitted, if the Manager shall determine in its reasonable opinion that it is necessary or advisable that the Company have additional funds, to request by notice to all Members (on a pro rata basis in accordance with their Percentage Interests) that they contribute to the Company such additional funds. In addition, any Member may notify the Manager that it believes in good faith that the Company requires additional funds and that it is prepared to contribute its pro rata share of such funds, in which event the Manager, unless it reasonably determines that the Company does not require such funds, shall request by notice to all Members that they contribute such amounts as aforesaid. Notwithstanding anything to the contrary set forth herein, no Member shall be required to make any such requested capital contribution, and no Member may make any additional capital contribution to the Company without Required Approval. Any Required Approval shall state the amount each Member shall contribute, which may or may not be pro rata based on Percentage Interests, and, in case any portion of any such contribution is an Additional Advance (as hereinafter defined), the interest rate, maturity date and amortization period therefor. If Required Approval for an additional capital contribution is obtained, and if all Members contribute the additional capital on a pro rata basis in accordance with their Percentage Interests, then the additional contribution made by each Member will be added to such Member's capital accountant, but there shall be no adjustments to any Member's Percentage Interest and no such contribution shall constitute an Additional Advance. If Required Approval for an additional capital contribution is obtained, and if any Member (per the terms of such Required Approval) contributes more than its pro rata share thereof based upon the Members' Percentage Interests, then, in addition to capital account adjustments to reflect the additional contribution made by each Member, such excess contribution by any Member shall be deemed an "Additional Advance" and repaid to such Member in accordance with the Required Approval and with the priority set forth in Section 8.1(b), but there shall be no adjustments to any Member's Percentage Interest.

         B. (i) If (a) Required Approval for an additional funding is not obtained, (b) the amount of such additional funding (beyond any reserve for the subject Property, which the parties agree shall first be used for any funding described in this subsection (B)) does not exceed the lesser of five percent (5%) of the purchase price paid by the Company for the subject Property or $1,000,000 and (c) such additional funding is to be used for the protection (including the payment of unpaid necessary expenses, violations/penalties and real estate taxes) or repair of a Property or to fulfill an obligation of the landlord under the lease for any Property, then any Member holding at least a 40% Percentage Interest shall have the right (on no less than seven (7) business days' written notice to the other Members - which notice shall state the amount of additional funding, the proposed use thereof and the projected impact on each parties rate of return and will include an explanation and documentation reasonably supporting the same) to make a loan to the Company in such amount (a "Member Loan"); provided that, at any time, each other Member shall have the right to join in the making of such Member Loan up to its pro-rata portion thereof (based on its Percentage Interest multiplied by the original principal amount of such Member Loan), with neither the Company nor such Member being responsible for a prepayment premium or fee of any kind. During the aforementioned seven (7) business day notice period, each other Member shall notify the other Members as to whether or not such Member intends to so join in the making of such Member Loan at the outset and the amount it intends to advance. If all other Members agree to participate in making the Member Loan at the outset and each contributes its full pro rata portion thereof, then it shall be deemed as if Required Approval for the additional funding had been obtained and each Member shall make an additional capital contribution equal pro-rata in accordance with its Percentage Interest. If all Members participate in making the Member Loan at the outset, but not all the Members contribute their entire pro rata portion thereof, then each Member shall be deemed to have made an additional capital contribution in an amount equal to the product of (x) the fraction represented by the total amount contributed by the Member contributing the lowest percentage of its pro rata portion (based on Percentage Interest) of the Member Loan divided by such pro rata portion and (y) the total amount contributed by a Member, and any amount advanced by Members beyond their deemed additional capital contributions shall be a Member Loan. If, after a Member Loan is made to the Company, a Member(s) thereafter joins in the making of such Member Loan as hereinabove provided, then, if all Members have then contributed towards such Member Loan, all or part of the Member Loan shall thereupon be characterized as additional capital contributions by all Members in accordance with the foregoing two sentences.

                  (ii) Intentionally deleted.

                  (iii) Notwithstanding anything to the contrary, during any seven (7) day notice period as described in Section 3.5(b)(i), any Member not making the Member Loan shall have the right to require the amount to be contributed by all Members making the Member Loan be deemed an additional capital contribution by such contributing Members, rather than a Member Loan, resulting in an adjustment in the Percentage Interests of all Members. The adjusted Percentage Interest of each Member thereafter shall be calculated as
(A) the initial capital contribution by such Member, plus the aggregate contributions deemed made by such Member pursuant to this Section 3.5(b)(iii) divided by (B) the total initial capital contributions made by all Members, plus the aggregate contributions deemed made by all Members pursuant to this Section 3.5(b)(iii).

         3.6      Intentionally deleted.

                                   ARTICLE IV
                                   ----------

                            SPECIAL POWER OF ATTORNEY
                            -------------------------

         4.1      Appointment of Manager.
                  -----------------------
         Each Member, upon his admission to the Company, hereby irrevocably makes, constitutes and appoints the Manager as his true and lawful attorney-in-fact, with power and authority in his name, place and stead, to make, execute, sign, acknowledge and file on behalf of the Company, subject, however, to the provisions of Section 5.4:

                  a. The Articles of Organization of the Company or amendments to such Articles as may be required or permitted pursuant to the provisions of this Agreement or by applicable law; and

                  b. All certificates, documents and papers which may be deemed necessary or desirable by the Manager to effect the termination of the Company after its dissolution as provided in this Agreement.

         4.2      Terms of Appointment.
                  ---------------------
         The foregoing appointment:

                  a. Is irrevocable and shall be deemed to be a power coupled with an interest in recognition of the fact that each of the Members will be relying upon the power of the Manager to act as contemplated by this Agreement in such execution, acknowledgement and filing and such other actions by the Manager on behalf of each Member;

                  b. Shall survive the death, incapacity or Bankruptcy of any Member (other than Manager) granting the same and the transfer, by operation of law or otherwise, by any such granting Member of the whole or any part of his interest in and to the Company, its capital, profits or losses hereunder; and

                  c. May be exercised by the Manager on behalf of each Member by a facsimile signature of the Manager or by listing all of the Members executing any instrument with a single signature of the Manager as attorney-in-fact for all of them.

         4.3      Separate Form.
                  -------------

         Each Member, hereby agrees to execute, acknowledge and deliver to the Manager, promptly upon request therefor by the Manager, a power of attorney in recordable form satisfactory to the Manager evidencing the foregoing appointment.

                                    ARTICLE V
                                    ---------

                MANAGEMENT; RIGHTS OF MEMBERS; FEES AND EXPENSES
                ------------------------------------------------

         5.1      Management.
                  -----------
         Except as otherwise expressly provided for herein and subject to the restrictions contained in Section 5.4 hereof, the day-to-day business affairs of the Company and, through the Company's control of the Subsidiaries, the Properties shall be managed by the Manager, and the Manager shall have the right to do all things necessary or appropriate to carry on such management, and is hereby authorized to take such actions as the Manager shall deem necessary or appropriate to fulfill such management responsibilities. It is acknowledged that the Manager intends to retain a property management company to conduct the day-to-day management of the Properties (such management company, at any given time, being herein referred to as the "Property Manager"). Majestic Property Management Corp., an affiliate of OLP ("Majestic"), shall be the initial Property Manager, and any replacement of that company as Property Manager shall necessitate Required Approval. The Property Manager will be retained pursuant to one or more separate property management agreements with the Subsidiaries, which agreements, and any assignment thereof by the Property Manager, shall require Required Approval. The Members expect that the management agreements will provide that the Property Manager: (a) is to serve as a consultant in the acquisition of the Properties and to serve as the day-to-day manager of the Properties, (b) is entitled to a management fee equal to 1% of rent paid by the tenants of the Properties, (c) is entitled to pay market rate sales, leasing and financing commissions with respect to any Property, except that: (i) any leasing or financing commission payable to itself with respect to such Property shall not exceed a rate equal to 80% of such commissions reasonably determined by Manager as being charged by third parties in the location of such Property; (ii) any sales commission payable to itself, OLP, GE or any of their respective Affiliates shall only be paid in compliance with Section 5.2(C) hereof; and
(iii) no financing commission shall be payable in respect of a financing provided by GE or its Affiliates and (d) for each Property, upon acquisition thereof and thereafter in November of each year, will submit to the Manager for approval a written capital and operating budget (each a "Budget") for the ensuing calendar year (or remaining calendar year in the case of the first Budget for any Property) and manage each Property in accordance with its respective Approved Budget unless the Manager approves a deviation therefrom in accordance with Section 5.4(xv) hereof (except that, in circumstances reasonably deemed by the Property Manager to be an emergency requiring immediate action for the protection of a Property or tenants or other persons thereat or to avoid the suspension of necessary services to a Property, expenses outside of the Approved Budget for such Property that are deemed by the Property Manager to be necessary to undertake such immediate action may be incurred by the Property Manager and shall not require Manager approval). Each Budget shall be prepared on a cash and/or accrual basis, as directed by the Manager, and show a month-by-month projection of income, expenses, capital expenditures, reserves, and other non-recurring items.

         5.2      Fees.
                  ----

         A. Manager shall not be entitled to receive any fees or other compensation from the Company for its services rendered solely in its capacity as Manager. However, it is acknowledged that (as noted above) Majestic, which is affiliated with OLP, shall be serving as the initial Property Manager and shall be entitled to fees therefor as more particularly set forth in a separate agreement.

         B. Either of OLP or GE that shall be the procuring party for the acquisition of a Property by a Subsidiary shall be entitled to an acquisition fee equal to 2% of the acquisition price of such Property; provided, however, that no such acquisition fee shall be payable to OLP or GE (i) with respect to a Property the seller of which is an affiliate of such procuring party or (ii) in respect of a Property acquired through the broad-based marketing efforts of a national real estate broker. Further, without limiting the generality of the foregoing clause (ii), the total acquisition fee payable to OLP or GE pursuant to this Section 5.2(B) with respect to a Property acquisition, when combined with any fee payable by the Company to any broker with respect to such acquisition, shall not exceed 2% of the acquisition price.

         C. Either of OLP or GE (acting directly or through any of their respective Affiliates, which, in the case of OLP, includes Majestic) that shall procure a buyer for the sale of a Property by a Subsidiary shall be entitled to a sale fee equal to 2% of the purchase price paid by such buyer, provided, however, that no such sale fee shall be payable to OLP or GE (i) with respect to a Property the buyer of which is an affiliate of such procuring party or (ii) in respect of a Property sold through the broad-based marketing efforts of a national real estate broker. Further, without limiting the generality of the foregoing clause (ii), the total sale fee payable to OLP or GE pursuant to this
Section 5.2(C) with respect to a Property sale, when combined with any fee payable to any broker with respect to such sale, shall not exceed 2% of the purchase price.

         5.3      Reimbursement for Company Expenses.
                  -----------------------------------
         Subject to the limitations and requirements set forth in Sections 5.1,
5.2 and 5.4 hereof, Manager shall be entitled to reimbursement by the Company for all out-of-pocket expenses reasonably paid or incurred by it in connection with the discharge of its obligations under this Agreement, excluding, however, corporate overhead, office expenses and the like.

         5.4      Restrictions on Authority of the Manager.
                  -----------------------------------------
         Notwithstanding the grant of authority to the Manager under Section 5.1 hereof, or anything else contrary to this Section 5.4, without Required Approval the Manager shall not:

                  (i) buy, sell, assign, transfer, pledge or encumber in any manner any Property or all or substantially all of the assets of the Company, or cause or permit any Subsidiary to do any of the foregoing with respect to any Property or such Subsidiary's assets;

                  (ii) amend or modify in any material manner or terminate the current lease of any Property, or cause or permit any Subsidiary to do any of the foregoing;

                  (iii) enter into any lease, or permit any lease assignment or sublease, for all or any portion of any Property, or cause or permit any Subsidiary to do any of the foregoing;

                  (iv) incur any financing, debt, liability for borrowed money or other indebtedness on behalf of the Company, or cause or permit the any Subsidiary to do any of the foregoing with respect to itself or its assets;

                  (v) liquidate or dissolve the Company except in the event of a liquidation or dissolution pursuant to the terms hereof or due to the sale of all or substantially all of the assets of the Company, or cause or permit any Subsidiary to do any of the foregoing with respect to itself or its assets;

                  (vi) enter into a management agreement(s) for the management of any Property, amend or modify in any material manner or terminate (except for termination triggered by default of the Property Manager) any management agreement, or permit the assignment of any management agreement, or cause or permit any Subsidiary to do any of the foregoing with respect to itself or its assets;

                  (vii) enter into a brokerage agreement(s) with unaffiliated third parties relating to the sale, lease and/or financing of any Property, or cause or permit any Subsidiary to do any of the foregoing;

                  (viii) effect any consolidation, merger, or spin-off involving the Company, any Bankruptcy of the Company or any change of the Company's tax status, or cause or permit any Subsidiary to do any of the foregoing with respect to itself or its assets;

                  (ix) fire the Company's independent public accountants (which are hereby agreed to be Ernst & Young LLP) or hire any replacement therefor or determine whether financial statements of the Company (and/or its Subsidiary) should be audited, reviewed or compiled, or cause or permit the Subsidiary to do any of the foregoing with respect to itself or its assets;

                  (x) permit, directly or indirectly, the Interests of any Member or any Property to be mortgaged, pledged, charged, encumbered or otherwise subject to any lien, or cause or permit any Subsidiary to do any of the foregoing;

                  (xi) engage the Company in any business foreign to its purpose, or cause or permit any Subsidiary to do any of the foregoing;

                  (xii) grant any guaranty or indemnity, or cause or permit any Subsidiary to do any of the foregoing;

                  (xiii) except as specifically set forth in this Agreement, designate the use of the result derived from the Company's financial statements including, without limitation, the distributions of profits, or cause or permit any Subsidiary to do any of the foregoing;

                  (xiv) enter into any transaction or other business arrangement with any of its Affiliates other than (i) an approved management agreement with Majestic and (ii) a brokerage agreement that is consistent with the requirements for such an agreement set forth in clause (c) of Section 5.1 hereof, or cause or permit any Subsidiary to do any of the foregoing with respect to itself or its assets;

                  (xv) purchase or lease, including capital leases, any assets (including a Property), either movable or immovable, or incur expenses (including any contractual payment obligations), except for (a) purchases, leases and expenses made or incurred pursuant to an Approved Budget and (b) expenses incurred that
                  (i) are not contained in any Approved Budget and (ii) either
                  (A) when aggregated with all other expenses outside of Approved Budgets incurred during the 12-month period ending on the date the subject expense was incurred, do not exceed $10,000 per Property owned by the Company during such 12-month period or (B) are deemed necessary by the Manager in order to undertake immediate action required to protect a Property or tenants or other persons thereat or to avoid the suspension of necessary services to a Property, or cause or permit any Subsidiary to do any of the foregoing with respect to itself or its assets;

                  (xvi) purchase any debentures, stock, securities, credit instruments in general, or any interest therein in any company (including forming a Subsidiary), except in the ordinary course of business related to the cash management of the Company; or cause or permit any Subsidiary to do any of the foregoing;

                  (xvii) provide for the remuneration of the Manager, or cause or permit any Subsidiary to do any of the foregoing;

                  (xviii) appoint any liquidator, conservator, trustee or agent for the Company, or cause or permit any Subsidiary to do any of the foregoing;

                  (xix) file legal actions (other than for the enforcement of creditor's rights of the Company, trademark protection, landlord-tenant matters and other actions in the ordinary course of business), or settle any legal actions to which the Company is a party, whether as defendant or plaintiff, or cause or permit any Subsidiary to do any of the foregoing;

                  (xx) change the name of the Company, or cause or permit any Subsidiary to do any of the foregoing;

                  (xxi) change the amount of the working capital reserve agreed upon by the Members by more than 5% or establish any other reserve relating to the Company or its Properties in excess of $25,000, or cause or permit any Subsidiary to do any of the foregoing;

                  (xxii) appoint an additional Manager, or change the identity of the Manager, or cause or permit any Subsidiary to do any of the foregoing;

                  (xxiii) require additional capital contributions;

                  (xxiv) with regard to any Property: retain an environmental consultant; set the scope of an environmental assessment; negotiate for the purchase, lease or sale thereof from or to any person known by Manager to be named on a United States terrorist watch list, or cause or permit any Subsidiary to do any of the foregoing;

                  (xxv) with regard to any condemned or damaged Property, settle the amount of the condemnation proceeds or insurance proceeds therefor;

                  (xxvi) take any action in contravention of the GE's integrity policies set forth in Exhibit B attached hereto;

                  (xxvii) amend, modify or change any of the provisions of this Agreement or cause or permit any Subsidiary to amend its operating agreement;

                  (xxviii) approve any Budget, or cause or permit any Subsidiary to do so; or

                  (xxix) make any public announcements or press releases regarding the Company, any Subsidiary or any Properties, or cause or permit any Subsidiary to do so, except as may be required by applicable law, rule or regulation (in which case, such announcement or release shall be limited to satisfaction of such legal requirement and shall be disclosed to all Members prior to issuance).

         5.5      Sale of Property; Right of First Refusal.
                  -----------------------------------------
         If the Company (or any Subsidiary) receives a bona fide written offer from a third-party to buy a Property from a Subsidiary, and the Members disagree as to whether or not the price or terms is or are acceptable, then the party who does not want the Company to accept such offer may (at its option) purchase the Property from the Company on the same price and terms as stated in the third-party buyer's written offer, and such purchase shall close within forty-five days following the date of the third-party buyer's written offer. The cost allocation and documentation for such sale shall be no less or more favorable than as specified in such written offer (or, if not so specified, than those which the Company would reasonably be expected to offer to a third-party buyer of real property in the jurisdiction where the subject Property is located).

         5.6      Manager's Time.
                  ---------------
         Manager shall devote to the affairs of the Company so much of its time as Manager in its reasonable discretion deems necessary or advisable to carry on the Company's business.

         5.7      Non-Exclusivity.
                  ----------------
         a. Subject to subparagraph (b) below, any Member, including OLP and GE, may directly or indirectly engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage and development of real property (competing or non-competing with the Property), and neither the Company nor any Members thereof shall have any right by virtue of this Agreement to participate in any way in any such independent ventures (whether presently existing or hereafter established or created) or to the income, profits or losses derived therefrom. The fact that a Member or any member of the family of a principal of such Member is employed by, or is directly or indirectly interested in or connected with, any Person with which the Company transacts business shall not prohibit the Manager from dealing with such Person, and neither the Company nor any Members thereof, as such, shall have any rights in such Person, or to any income, profits or losses derived therefrom, provided, however, that all such dealings shall be on an arms' length basis and compensated in a manner consistent with then prevailing market conditions. Neither Manager nor GE shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character which, if presented to the Company, could be taken by the Company, and Manager shall have the right to take for his own account (individually or as trustees), or to recommend to others including Affiliates any such particular investment opportunity.

         b. Notwithstanding the foregoing subparagraph (a), the Company agrees that in the event it is determined to obtain secured financing on any Property, that the Company will present such financing opportunity to GE at no later time than such financing shall be sought from a third party, and that the Company shall not enter into a commitment (or if with an insurance company enter into an application) for financing offered by a third party if at such time GE is willing to provide such financing on the same terms.

         5.8      No Liability and Indemnity.
                  ---------------------------
         Manager shall not be liable, responsible or accountable to the Company or any Member for any act or omission performed or omitted pursuant to the authority granted to him or it hereunder or by law, or for a loss resulting from any mistake or error in judgement on its part or from the negligence, dishonesty, fraud or bad faith of any employee, broker or other agent of the Company, provided that such act or omission, such mistake or error in judgement or the selection of such employee, broker or other agent, as the case may be, did not result from the willful misconduct, gross negligence or fraud of such Manager. Manager may consult with legal counsel and any action taken or omitted in good faith in reliance upon and in accordance with the opinion or advice of such counsel shall be full protection and justification of a Manager with respect to the action so taken or omitted. The Company shall indemnify, defend and save harmless, solely from Company assets, Manager from any loss, damage, liability or expense incurred or sustained by him or it by reason of any act performed, omitted to be performed for or on behalf of the Company and in furtherance of its interest, but this indemnity shall not be applicable to loss, damage, liability or expense resulting from the willful misconduct, gross negligence or fraud of Manager, nor shall it be construed as a guaranty of the Capital Contributions of a Manager to the Company.

         5.9      Reliance by Third Parties.
                  --------------------------
         Third parties dealing with the Company may rely conclusively upon the power and authority of Manager to act as set forth herein and shall not be required to inquire into or ascertain the authority of Manager to so act.

                                   ARTICLE VI
                                   ----------

                                RIGHTS OF MEMBERS
                                -----------------

         6.1      No Right to Participate in Management.
                  --------------------------------------
         No Member, acting alone, shall have the right or authority to act for or bind the Company, said powers being vested solely and exclusively in the Manager (but solely on the terms and conditions set forth in this Agreement (including without limitation those set forth in Section 5.4)).

         6.2      Limited Liability.
                  ------------------
         No Member (including Manager) shall be liable for the debts, liabilities, losses, contracts or any other obligations of the Company. A Member (including Manager) shall be liable only to make his Capital Contribution and shall not be required to lend any funds to the Company or, after his Capital Contribution shall have been paid, to make any further Capital Contribution to the Company. No Member (including Manager) shall have any personal liability for the repayment of the Capital Contribution of any Member. Nothing in this Section
6.2 shall limit the bases for liability expressly reserved against the Manager in Section 5.8.

         6.3      Restrictions on Members.
                  ------------------------
         No Member shall have the right or power to:

                  a. Withdraw or reduce his Capital Contribution to the Company except as a result of the dissolution of the Company or as otherwise provided by law;

                  b. Bring an action for partition against the Company; or

                  c. Cause the termination and dissolution of the Company by court decree or otherwise (except in compliance with this Agreement).

Other than upon the termination and dissolution of the Company as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Member must be returned.


                                   ARTICLE VII
                                   -----------

                          TRANSFER OF MEMBER INTERESTS
                          ----------------------------

         7.1      Withdrawal of Members.
                  ----------------------
         Except as otherwise provided herein, no Member may resign, withdraw or retire voluntarily from the Company or sell, transfer, assign, pledge, encumber or otherwise dispose of (hereinafter collectively called "Transfer") its interest in the Company, its capital, profits and losses (hereinafter called "Interest"). A direct or indirect transfer of interest in a Member shall constitute a Transfer within the meaning of this Paragraph 7.1.

         7.2      Additional Members.
                  -------------------
         Except as otherwise provided herein in Sections 7.3 or 7.4, additional Members may only be admitted to the Company with the prior written consent of all the Members.

         7.3      Transfers by Members.
                  ---------------------
         a. Each Member shall have the right to Transfer all or any part of his or its Interest as a Member (but not as a Manager) to (i) another Member, (ii) if held by an individual, then to his spouse, children, grandchildren or a trust or trusts for the benefit of one or more of the foregoing, or (iii) an Affiliate; provided, however, that, prior to making any such Transfer, the proposed transferor shall furnish to the Company an opinion of its counsel (in form and substance acceptable to counsel for the Company) to the effect that such Transfer shall not (1) violate or cause the Company to violate any applicable Federal, state or local securities law, regulation or interpretive ruling, and (2) shall not cause a termination of the Company for the purposes of any applicable Federal, state, or local tax law, regulation or interpretive ruling. In the case of a Transfer to an Affiliate, the transferee shall be an entity the controlling party of which has, in the reasonable opinion of the non-transferring Members, a favorable business reputation and appropriate expertise in the ownership, financing, managing and leasing of commercial real estate.

         b. Except as otherwise expressly provided in Sections 7.3(a), 7.4 or
7.5 hereof, each Member or Manager, as the case may be, shall not, without Required Approval, Transfer his or its Interest. Transfers of less than all of a Member's Interest shall not be permitted.

         c. In the event that any Member at any time attempts to make a Transfer of his or its Interest in violation of the provisions of this Agreement, the other Members or any one of them, shall in addition to all other rights and remedies which they may have at law, in equity or under the provisions of this Agreement, be entitled to a decree or order restraining such attempted Transfer and the offending Member shall not plead in defense thereto that there would be an adequate remedy at law, it being recognized and agreed that the injury and damage resulting from such a breach would be impossible to measure monetarily.

         7.4  Buy-Sell.
              ---------
          a. Anything in this Agreement to the contrary notwithstanding, if a Member ("Offeror"), at any time desires to sell all of his or its Interest (other than in a Transfer described in Section 7.3 hereof) (such Interest being herein referred to as the "Offered Interest"), Offeror shall give notice in writing to the other Members (the "Proposal Notice") of his or its desire to sell, stating the price per Percentage Interest at which he is willing to sell his or its Interest, which shall be paid in cash at the closing set forth in paragraph "c" of this Section 7.4, and together with such Proposal Notice shall include a Certified Check (hereafter defined) made payable to the order of First American Title Insurance Company, as escrow agent, in the amount of ten percent (10%) of the price per Percentage Interest set forth in such Proposal Notice multiplied by the Percentage Interests held by Members other than the Offeror (the "Good Faith Deposit"). The Other Members, pro rata in accordance with their respective Percentage Interests, shall thereupon have the option to purchase the Interest of the Offeror so offered. Such option may be exercised only upon the Other Members giving written Notice thereof (the "Notice of Proposal Acceptance") within thirty (30) days after the receipt of the Proposal Notice (hereinafter the "First 30 Day Period"). The Notice of Proposal Acceptance shall be given to (i) the Offeror and (ii) any Other Member(s). If any of the Other Members shall not give a Notice of Proposal Acceptance to purchase his pro rata share of the Offeror's Interest so offered, the remaining Other Member(s) shall then have the option for an additional thirty (30) day period (hereinafter the "Second 30 Day Period") pro rata in accordance with their respective Percentage Interests, to purchase the remaining Interest of the Offeror (and to state in the Notice of Proposal Acceptance given within the Second 30 Day Period that such Member will purchase all unsubscribed Membership Interests pro rata with any other Members that shall also state that they too would acquire all unsubscribed Membership Interests). No Member shall be permitted to sell less than a one percent (1%) Interest in the Company unless the Membership Interest to be sold represents all of such Member's Interest.

         b. If the Offeror has not received a Notice of Proposal Acceptance from the Other Members to purchase all of the Offeror's Offered Interest at the expiration of the (i) First 30 Day Period or (ii) Second 30 Day Period, whichever is applicable, then and in such event the Other Members shall sell all of their respective Interests to Offeror for the same price per Percentage Interest as contained in the Proposal Notice. If Offeror shall fail to purchase the Other Members' Interests as herein provided, its Good Faith Deposit, with the interest thereon, shall be forfeited to the Other Members who shall be entitled to same (but not in reduction of their Capital Accounts) in proportion to their then Percentage Interests.


         c. The closing of the sale of the Offeror's Interest shall take place (at the location set forth in the Proposal Notice, which shall be within the New York City metropolitan area) within forty five (45) days after receipt by the Offeror of the Notice of Proposal Acceptance. The closing of the sale of the Other Members' Interests shall take place (at the location set forth in the Proposal Notice which shall be within the New York City metropolitan area) twenty (20) days after the expiration of (y) the First 30 Day Period or (z) the Second 30 day period, whichever is applicable. At the closing the purchaser shall pay the price for the Interest so purchased by wire transfer of immediately available funds in US dollars. The seller shall execute, acknowledge and deliver to the purchaser such instruments of conveyance as shall be necessary or reasonably desirable to convey to the purchaser the Interest of the seller free and clear of any liens, claims and encumbrances and the seller shall be responsible for all transfer or gains taxes in connection therewith.

         d. Anything in this Agreement to the contrary notwithstanding, in the event of an offer by any Member pursuant to Section 7.4 hereof, the Manager agrees to conduct the usual affairs of the Company in the ordinary course until such time as the closing contemplated in paragraph "c" of Section 7.4 shall have occurred.

         e. Anything in this Agreement to the contrary notwithstanding, (i) except as otherwise permitted by Paragraph 7.3(a) above and this Section 7.4, no Member may transfer less than all of its interest to another person other than an existing Member and (ii) no Member may transfer its interest to a person or entity that is either (1) a pension or other entity subject to ERISA, (2) not a citizen of the United States (or a domestic entity, as the case may be), or (3) a person that has been convicted of a felony or is currently under indictment for a felony or is identified on any United States terrorist watch list (or an entity affiliated with any such person).

         7.5    Death, Withdrawal, Incompetence, Bankruptcy or Dissolution of
                -------------------------------------------------------------
                Manager.
                --------
         The death, withdrawal, incompetence, Bankruptcy or dissolution of a Manager shall not cause a dissolution of the Company if there is more than one Manager. The death, withdrawal, incompetence, Bankruptcy or dissolution of the last acting Manager shall cause a dissolution of the Company unless the remaining Members exercise the right set forth in Section 11.2 hereof. The Interest of a deceased, withdrawn, incompetent, Bankrupt or dissolved Manager shall constitute a regular Member Interest (with, notwithstanding anything in this Agreement to the contrary, the same economic rights and preferences of such Manager Interest) and the transferee, legal representative or successors-in-interest, as the case may be, of such former Manager shall be admitted to the Company as a regular Member (and not a Manager) upon compliance with Section 7.7 hereof; provided, however, that in the event of the Bankruptcy of a Manager, if such representative or successor-in-interest shall not comply with Section 7.7 hereof, then the interest of such Bankrupt Manager shall be dealt with in accordance with applicable law at the earliest practicable time. Anything herein contained to the contrary notwithstanding, such reconstituted Interest shall not affect the rights of the Members as to distributions or return of their Capital Contributions or otherwise. Except as otherwise provided in this Agreement, no additional Managers shall be admitted to the Company.

         7.6      Death, Bankruptcy or Incompetence of a Member.
                  ---------------------------------------------

                  The death, Bankruptcy or incompetence of a Member (each a "Disabling Event") shall cause a dissolution of the Company unless within 90 days after the occurrence of a Disabling Event with respect to any Member, the other Members elect to continue the business of the Company pursuant to this Agreement. Upon the death, Bankruptcy or insanity of a Member, the representative or successor-in-interest thereof, as the case may be, shall be deemed to be an assignee of the economic interest of the Member in the Company and may apply for admission to the Company as a Substituted Member upon compliance with Section 7.7 hereof; provided, however, that in the event of the Bankruptcy of a Member, if such representative or successor in interest shall not comply with Section 7.7 hereof, then the interest of such Bankrupt Member shall be dealt with in accordance with applicable law at the earliest practicable time.


         7.7      Substituted Members.
                  --------------------
                  Anything herein contained to the contrary notwithstanding,

                  a. No successor-in-interest of a Member and no assignee or transferee of all or any part of a Member's Interest shall be admitted to the Company as a Member except upon:

                           (i) submitting to the Manager a duly executed and acknowledged counterpart of the instrument or instruments making such Transfer, together with such other instrument or instrument, including, but not limited to, a counterpart of this Agreement as it then may have been amended, signifying such transferee's agreement to be bound by all of the provisions of the Company and this Agreement, including, but not limited to, the restrictions upon transfers of interests therein and thereto, all of the foregoing in such form and substance as shall be reasonably satisfactory to the Manager;

                           (ii) agreeing to bear all costs and expenses, including legal fees of the Company, incurred in affecting such substitution; and

                           (iii) the proposed new member receives the Required Approval.

Upon such transferee's compliance with the foregoing provision, each of the Members shall take all actions reasonably required to effectuate the recognition of the effectiveness of such Transfer and the admission of such transferee to the Company as a Substituted Member including, but not limited to, transferring such Interest in and to the Company, its capital, profits and losses upon the books thereof and executing, acknowledging and causing to be filed any necessary or desirable amendment to this Agreement and the Articles of Organization of the Company.

         b. No one shall be admitted as a member or Substituted Member of the Company if, in the reasonable opinion of the Manager,

                  (i) such admission would jeopardize the status of the Company as a partnership for Federal income tax purposes,

                  (ii) would cause a termination of the Company within the meaning of the Code,

                  (iii) would violate, or cause the Company to violate, any applicable law or governmental rule or regulation,

                  (iv) would tend to harm the reputation of the Company or any of the Members due to the reputation of the proposed Substituted Member, or

                  (v) such person's name appears on a United States terrorist watchlist.

         c. no assignment to a minor or incompetent shall be effective in any respect.

         7.8      Non-Complying Assignments.
                  --------------------------
         Any assignment, sale, exchange or other Transfer in contravention of any of the provisions of this Article VII shall be void and ineffectual, and shall not bind or be recognized by the Company.

         7.9      Obligations of Successors.
                  --------------------------
         Any person who acquires an Interest in the Company by assignment, whether or not such person is admitted to the Company as a Substituted Member shall, be subject to and bound by all the provisions of this Agreement as if originally a party to this Agreement.


                                  ARTICLE VIII
                                  ------------

                                  DISTRIBUTIONS
                                  -------------

         8.1      Use of Cash Flow.
                  ----------------

         a. The Manager shall cause the Cash Flow of all Subsidiaries as, when and to the extent available (including Sales Proceeds and Refinancing Proceeds) with respect to each fiscal year or any portion thereof to be allocated in the following order of priority; provided, however, that each Subsidiary shall be treated as separate companies, in accordance with the covenants in their respective operating agreements, and the Manager shall not cause or permit the Cash Flow allocable to any such company to be commingled with the Cash Flow of any other such company:

                  1. First, to the extent not paid by the tenant under the Lease or any successor lease of each Property, to establishment of tax and/or insurance escrow reserve accounts (if so desired by the Manager or required by the holder of a mortgage encumbering a Property) or to the payment of taxes and/or insurance directly if not reserved for;

                  2. Then, to the payment of debt service (interest and principal, if any) on each Property of any Subsidiary;

                  3. Then, to the reasonable and customary operating expenses of each Property (including without limitation, but only to the extent deemed necessary or appropriate by Manager and not paid by the applicable Lessee, repairs, utilities, wages, snow removal, landscaping and other customary operating expenses) and any Subsidiary (such as audit and other professional fees) and the payment of all expenses related to any capital transaction, but only to the extent such amounts are incurred pursuant to an Approved Budget or otherwise authorized pursuant to Sections 5.1, 5.2 or 5.4 of this Agreement;

                  4. Then, the payment of fees to the Property Manager allocable to each Property;

                  5. Then, to the funding of reserves for each Property to be held by each of the Company and/or the respective Subsidiary in such amounts, if any, as the Manager shall determine (subject to Section 5.4);

6. Then, any remaining sums to the Company, in the Company's separate bank account.

         b. Cash Flow of the Company as, when and to the extent available (including Sales Proceeds, Refinancing Proceeds and distributions from Subsidiaries) with respect to each fiscal year of the Company or any portion thereof shall be allocated and distributed to the Members in the following order of priority:

                  1. First, to the payment of the regularly scheduled debt service (interest and principal, if any) on any indebtedness of the Company,

                  2. Then, to the payment of any Additional Advances, per the terms of the instruments and agreements evidencing such Additional Advance;

                  3. Then, to the Members who have funded any Member Loans (pro rata in accordance with the portion of the Member Loan made by each Member), the regularly scheduled debt service (interest only and principal upon maturity of the Member Loan Term) on each Member Loan made to the Company, computed using the then applicable Member Loan Rate;

                  4. Then, if a Property has been sold since the prior distribution to Members, to the Members who have funded any Member Loan made with respect to that Property (pro rata in accordance with the portion of the Member Loan made by each Member) in repayment of all outstanding principal of such Member Loan (with no premium for early prepayment);

                  5. Then, to the prepayment (but only if it can be made without penalty or premium) of any indebtedness of the Company (other than any Member Loans);

                  6. Then, any remaining sums to the Members on a pro rata basis in accordance with their respective Percentage Interests.

         8.2      Other Amounts.
                  -------------

         To the extent the Company distributes amounts in excess of the amounts described in Section 8.1(b) such amounts shall be applied and distributed in the order of priority set forth above in Section 8.1(b).

         8.3      Time for Distributions.
                  -----------------------
         Except for the Company's debt service, which shall be paid as and when required pursuant to the terms of the instruments and agreements evidencing the Company's indebtedness, distributions of Cash Flow shall be made from time to time and at such time or times as the Manager may determine; provided, however, that distributions of Cash Flow shall be made at least quarterly (based on the calendar year) if available. Distribution of Refinancing Proceeds and Sale Proceeds of the Company shall be made as promptly after the occurrence of the event giving rise thereto as the Manager deems reasonably prudent.


                                   ARTICLE IX
                                   ----------

                        ALLOCATION OF PROFITS AND LOSSES
                        --------------------------------


         9.1      Tax Returns.
                  -----------

         Manager agrees that prior to filing the federal income tax returns for the Company, it will provide a draft tax return to the Members for their review and approval.

         9.2      Allocations.
                  ------------
         For United States Federal Income Tax purposes, all items of income, gain, loss, and deduction shall be allocated among the Members in a manner such that if the Company was dissolved, its affairs wound up and its assets distributed to the Members in accordance with their respective Capital Account balances immediately after making such allocation, such distribution would as nearly as possible be equal to the distributions that would be made pursuant to Paragraph 8.1(b).


         9.3      Intentionally Deleted.
                  ----------------------

         9.4      Intentionally Deleted.
                  ----------------------

         9.5      Basis Adjustment.
                  -----------------

         In the event of a transfer of an Interest in the Company, its capital, profits and losses, or the distribution of any Company property to a Member, the Manager, upon the request of the transferor, transferee or distributee, as the case may be, may elect (and shall elect, if requested by GE or its successors) on behalf of the Company under the applicable provisions of the Code to cause the basis of the Company's property to be adjusted, for Federal income tax purposes, in the manner provided in the Code. At the Manager's option, the Company also may elect (and shall elect, if requested by GE or its successors) to adjust the basis of its property pursuant to the corresponding provisions of state and local tax laws.

         9.6. Special Allocation Rules.
              -------------------------
         Before any allocations are made pursuant to Paragraph 9.2 the following special allocations shall be made in the following order:

                  9.6.1 If the Company incurs any "nonrecourse liability" or "partner nonrecourse debt" (as those terms are defined in Sections 1.704-2(b)(3) and 1.704-2(b)(4) of the Treasury Regulations, respectively), the Company shall make such allocations of items of income upon decreases in the "partnership minimum gain" or of "partner nonrecourse debt minimum gain" (determined in accordance with Sections 1.704-2(b)(2), 1.704-2(d) and 1.704-2(i)(3) of the
Treasury Regulations), as the case may be, with respect thereto as are necessary to comply with the "minimum gain chargeback" and "partner nonrecourse debt minimum gain chargeback" provisions of Sections 1.704-2(f), 1.704-2(i), 1.704-2(j) and 1.704-2(k) of the Treasury Regulations, taking into account all exceptions provided by such provisions to the applicability of this Section 9.6.1.

                  9.6.2 All "nonrecourse deductions", computed and determined in accordance with Sections 1.704-2(b)(1), 1.704-2(c) and 1.704-2(j) of the Treasury Regulations, of the Company shall be allocated to the Members pro rata in accordance with their Percentage Interests.

                  9.6.3 All "partner nonrecourse deductions" computed and determined in accordance with Sections 1.704-2(i)(1), 1.704-2(i)(2) and 1.704-2(j) of the Treasury Regulations, with respect to any "partner nonrecourse debt", as defined in Section 1.704-2(b)(4) of the Treasury Regulations, of the Company, including any liability of a subsidiary partnership that is treated as a "partner nonrecourse debt" pursuant to Section 1.704-2(k) of the Treasury Regulations, shall be allocated to the Members who bear the economic risk of loss for such debt in compliance with Sections 1.704-2(i) and 1.704-2(k) of the Treasury Regulations.

                  9.6.4 If the Company incurs any "nonrecourse liability", as defined in Section 1.704-2(b)(3) of the Treasury Regulations, that is not secured by any specific property of the Company and that is recourse to the Company as an entity but expressly not recourse to any member or any partner of any partnership that is a Member, the manager shall make allocations with respect to such "nonrecourse liability" in a manner which it reasonably determines to be in accordance the principles of Section 704(b) of the Code and the Treasury Regulations thereunder provided that if permitted by the Treasury Regulations, the Company will make such allocations to the Members pro rata in accordance with their Percentage Interests. .

                  9.6.5 If any Member unexpectedly receives any adjustment, allocation or distribution described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Treasury Regulations
which causes it to have a, or increases the amount of its, deficit Capital Account, items of Company income shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, such Member's deficit Capital Account as quickly as possible, provided that an allocation pursuant to this Paragraph 9.6.5 shall be made to a Member only if and to the extent that such Member would have a deficit Capital Account after all other allocations provided for in this Article IX have been tentatively made as if this Paragraph 9.6.5 were not in this Agreement. This Paragraph 9.6.5 is intended to constitute a "qualified income offset" as defined in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

                  9.6.6. If any Member has a deficit Capital Account balance as of the end of any fiscal year or other accounting period that is in excess of the amount such Member is obligated to restore to its Capital Account hereunder or is deemed to be obligated to restore to its Capital Account pursuant to the penultimate sentences of Section 1.704-2(g)(1) and 1.704-2(h)(5) of the Treasury Regulations, items of Company income and gain in the amount of such excess shall be specially allocated to such Member as quickly as possible, provided that an allocation pursuant to this Paragraph 9.6.6 shall be made to a Member only if and to the extent that such Member would have a deficit Capital Account balance that is in excess of the amount such Member is obligated to restore to its Capital Account hereunder or is deemed to be obligated to restore to his or its Capital Account pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(h)(5) of the Treasury Regulations after all other allocations provided for in this Article IX have been tentatively made as if this Paragraph
9.6.6 were not in this Agreement.

         9.7. Curative Allocations.
              ---------------------
         The allocations set forth in Paragraphs 9.2 and 9.8.2 (the "Regulatory Allocations") are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations (any and successor provisions thereto). Notwithstanding any other provisions of this Article IX, the Regulatory Allocations shall be taken into account in making allocations of other items of income, gain, loss, deduction and expenditure among the members so that, to the extent possible and consistent with the Code and the Treasury Regulations, the respective net amounts of such allocations of other items and the Regulatory Allocations to the Members are equal to the respective net amounts that would have been allocated to the members if the Regulatory Allocations had not occurred. For purposes of applying the preceding sentence, however, (i) allocations pursuant to this Paragraph 9.7 shall be deferred with respect to a Regulatory Allocation made pursuant to Paragraph 9.6.1 until the fiscal year during which there occurs the relevant net decrease in "partnership minimum gain" or "partner nonrecourse debt minimum gain" (determined in accordance with Sections 1.704-2(b), 1.704-2(d) and 1.704-2(i)(3) of the Treasury Regulations) provided in any case that allocations pursuant to this
Section 9.7 shall be made with respect to such Regulatory Allocation only to the extent necessary to prevent any potential economic distortions that would otherwise result from such Regulatory Allocation, (ii) allocations pursuant to this Paragraph 9.7 shall be deferred with respect to Regulatory Allocations made pursuant to Paragraphs 9.6.2 and 9.6.3 to the extent that the Manager reasonably determines that such Regulatory Allocations are likely to be offset by subsequent Regulatory Allocations made pursuant to Paragraph 9.6.1, (iii) allocations pursuant to this Paragraph 9.7 shall be made with respect to Regulatory Allocations made pursuant to Paragraph 9.6.7 only to the extent that the Manager reasonably determines that such allocations pursuant to Paragraph
9.6.7 are otherwise inconsistent with the economic agreement among the Members. Except as otherwise provided in this Paragraph 9.7, the Manager shall apply this Paragraph 9.7 in such order, and shall divide allocations made pursuant to this Paragraph 9.7 among the Members in such manner, as is most likely to minimize any economic distortions that might otherwise be caused by the Regulatory Allocations.

         9.8      Other Allocation Rules.
                  -----------------------
                  9.8.1. Allocations of income, gain, loss and deductions for any period during which the Members' relative interests in the Company have changed shall be made by the Manager in the manner that it shall reasonably determine, provided that such allocations are made in accordance with Section 706 of the Code.

                  9.8.2. Notwithstanding Paragraph 9.2, an allocation of loss shall not be made to a Member to the extent that such allocation would cause such member to have a deficit Capital Account. A loss allocation that would be made to a Member but for this Paragraph 9.8.2 shall instead be made to the other Members in proportion to the amounts which they could then be allocated without causing them to have deficit Capital Accounts.

                  9.8.3. Solely for purposes of determining the Members' shares of the Company's "excess nonrecourse liabilities" under Section 1.752-3(a)(3) of the Treasury Regulations, the Members' interests in Company profits shall be their Percentage Interests whichever shall then be applicable.

                  9.8.4. To the extent permitted by Sections 1.704-2(h) and 1.704-2(i)(6) of the Treasury Regulations, the Manager shall use its best efforts to treat a cash distribution to any Member hereunder as having been made from the proceeds of a "nonrecourse liability" or "partner nonrecourse debt" (as those terms are defined in Sections 1.704-2(b)(3) and 1.704-2(b)(4) of the Treasury Regulations, respectively) of the Company, including any liability of a subsidiary partnership that is so treated pursuant to Section 1.704-2(k) of the Treasury Regulations, only to the extent that such distribution would otherwise cause such Member to have a deficit Capital Account balance that is in excess of the amount such member is obligated to restore to its Capital Account, within the meaning of Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, as of the end of the Fiscal Year during which the distribution is made.

         9.9      Tax Allocations.
                  ----------------
         Federal tax allocations for each fiscal year or other accounting period of the Company shall be made consistent with the allocations of income or loss and items specially allocated pursuant to this Article IX for such year or period, except that, solely for tax purposes, (i) items of income, gain, loss and deduction with respect to the Company assets reflected hereunder in the Members' Capital Accounts and on the books of the Company at values that differ from the Company's adjusted tax basis in such assets shall be allocated among the Members so as to take account of those differences in accordance with the principles of Section 704(c) of the Code and with Sections 1.704(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g) and 1.704-1(b)(4)(i) of the Treasury Regulations, and (ii) adjustments made pursuant to Section 734(b) or Section 743(b) of the Code shall be taken into account. The Members are aware of the federal income tax consequences of the allocations made by this Article IX and agree to report their shares of Company income, gain, loss, deduction and credit for income tax purposes in accordance with this Article IX.



                                    ARTICLE X
                                    ---------

                          RECORDS AND BOOKS OF ACCOUNT
                          ----------------------------

         10.1     Records and Books of Account.
                  -----------------------------
         Manager shall maintain or cause to be maintained, at the Company's principal office or at such other place or places as the Manager from time to time may determine, full and accurate records and books of account of the Company's business. Such records and books of account shall be maintained in accordance with generally accepted accounting principles or such other method of accounting determined by the Manager to be most advantageous to the Company and approved by the Members. Each Member shall be afforded full and complete access to all such records and books of account during reasonable business hours and, at such hours, shall have the right of inspection and copying of such records and books of account, at his expense. Subject to Section 5.4, Manager shall be entitled to hire such accountant or accounting firm as Manager shall determine and shall cause, at Manager's discretion, the financial statements to be audited, reviewed or compiled.

         10.2     Fiscal Year.
                  ------------
         The fiscal year of the Company shall end on December 31.

         10.3     Banking.
                  --------
         An account or accounts in the name of the Company shall be maintained at such bank or banks as the Manager may select (which bank or banks may or may not be affiliates of any Member); provided that accounts at such bank(s) are insured by the Federal Deposit Insurance Corporation. All uninvested funds of the Company shall be deposited in a bank account of the Company. All funds so credited to the Company in any such account shall be subject to withdrawal by checks made in the name of the Company and signed in such manner as determined by the Manager. Manager shall not be responsible for the failure of the institution in which the funds of the Company are held even if such institution is an affiliate of any Member.

         10.4     Reports to Members.
                  -------------------
         A. As soon as reasonably practical, but in no event later than ninety
(90) days after the close of each fiscal year of the Company, Manager shall cause to be prepared and furnished to each Member:

                  a. The information necessary for the preparation by each Member of his Federal, state and other income tax returns (except that delivery by June 30th of each fiscal year for information pursuant to this subsection shall be acceptable);

                  b. The amount in the Capital Account of such Member as of the last day of such fiscal year;

                  c. An audited income statement and balance sheet of the Company as of the last day of such fiscal year;

         B. As soon as reasonably practical, but in no event later than fifteen
(15) days after the end of each month, Manager shall cause to be prepared and furnished to each Member:

                  a. A monthly report of Cash Flow of each Subsidiary (reported separately and on a consolidated basis) and the Company, in such form as is approved by the Members;

                  b. Copies of all reports given during such month to providers of financing to any Subsidiary and/or the Company; and

                  c. Such other information as the Manager deems reasonably necessary for the Members to be advised of the current status of the Subsidiaries, the Company and their business.

         C. In addition to the foregoing, within the two (2) month period following each fiscal year-end of the Company, a Member may request (in writing) from the Manager an estimate of the information necessary for the preparation of such Member's Federal, state and other tax returns for such fiscal year, and the Manager shall provide such estimate within ten (10) business days of such request, to the extent practicable.

         10.5     Certain Elections.
                  ------------------
         Pursuant to Section 6231(a)(1)(B)(ii) of the Internal Revenue Code, the Members hereby elect to have Section 6231(a)(1)(B)(i) of the Internal Revenue Code not apply (thereby allowing Sections 6221 through 6234 of the Internal Revenue Code apply to the Company).

                                   ARTICLE XI
                                   ----------

                                  DISSOLUTION;
                                  ------------
                          LIQUIDATION; AND TERMINATION
                          ----------------------------

         11.1     Dissolution.
                  ------------
         The Company shall be dissolved upon the first to occur of any of the following events;

                  a. The expiration of the term provided for in Section 2.4 hereof;

                  b. The death, withdrawal, Bankruptcy or incompetence of the last remaining Manager unless the Company's business is continued as provided in Section 11.2 hereof;

                  c. The death, Bankruptcy, or incompetence of any Member if within 90 days after the occurrence of a Disabling Event with respect to any Member, no Member has elected to continue the business of the Company pursuant to this Agreement,

                  d. The sale of all or substantially all of its assets, and the collection and distribution of the proceeds thereof; or

                  e. Required Approval in writing for such dissolution has been obtained.

         11.2     Right to Continue the Company's Business.
                  -----------------------------------------
         Upon the death, withdrawal, Bankruptcy, incompetence or dissolution of the last remaining Manager, the remaining Members acting unanimously shall have the right, but not the obligation, exercisable within thirty (30) days from such death, withdrawal, Bankruptcy, incompetence or dissolution to select a new Manager to the Company upon such terms and conditions as they shall agree, and to elect to continue the Company's business, in a reconstituted form as herein provided, and such reconstituted Company shall have the exclusive right to use the Company's firm name and style.

         11.3     Liquidation.
                  ------------
         a. Upon the dissolution of the Company, Manager shall take or cause to be taken a full accounting of the Company's assets and liabilities as of the date of such dissolution and shall proceed with reasonable promptness to liquidate the Company's assets and to terminate its business. The cash proceeds from the liquidation, as and when available therefor, shall be applied and distributed in the order of priority set forth above in Section 8.1.

         b. The Manager shall administer the liquidation of the Company and the termination of its business. The Manager shall be allowed a reasonable time for the orderly liquidation of the Company's assets and the discharge of liabilities to creditors, so as to minimize losses resulting from the liquidation of the Company's assets.

         c. Anything herein contained to the contrary notwithstanding (but without limiting the bases for liability expressly reserved against Manager in
Section 5.8), a Manager shall not be personally liable for the return of any Member's Capital Contributions, or any part thereof. Any such return shall be made solely from the Company's assets.

         d. Except as otherwise provided herein, no dissolution or termination of the Company shall relieve, release or discharge any Member, or any of his successors, assigns, heirs or legal representatives, from any previous breach or default of, or any obligation theretofore incurred or accrued under any provision of, this Agreement, and any and all such liabilities, claims, demands or causes of action arising from any such breaches, defaults and obligations shall survive such dissolution and termination.

         11.4     Termination.
                  ------------
         Upon compliance with the foregoing plan of liquidation and distribution, the Manager shall file or cause to be filed the appropriate termination documents required to effectuate the dissolution and termination of the Company and the Company thereupon shall be terminated.


                                   ARTICLE XII
                                   -----------

                              STATUS OF THE COMPANY
                              ---------------------

         Anything in this Agreement to the contrary notwithstanding, it is expressly intended that the entity formed hereby be a limited liability company and taxed as a partnership by the applicable provisions of the Code, the rules and regulations promulgated thereunder, and other laws pertaining thereto, and that in every respect all of the terms and provisions hereof shall at all times be so construed and interpreted as to give effect to this intent. In the event that the Internal Revenue Service of the United States or any governmental authority having jurisdiction shall in any way or at any time determine that any provision or provisions of this Agreement affects the status of this entity as a limited liability company taxable as a partnership, then and in such event the Manager shall have the authority to and shall modify, amend or supplement the terms and provisions of this Agreement in its reasonable discretion to the extent necessary to comply with the rules, regulations and requirements of the Internal Revenue Service of the United States or any state and local governmental authority having jurisdiction, in order that the entity formed hereby be treated as a limited liability company taxed as a partnership, be taxable as such, and the Members hereof taxable as partners of a partnership; which modification or amendment shall be retroactively applied to the date of this Agreement.


                                  ARTICLE XIII
                                  ------------

                                  MISCELLANEOUS
                                  -------------

         13.1     Intentionally Deleted.
                  ----------------------

         13.2     Notices.
                  --------
         Unless otherwise provided herein, any offer, acceptance, election, approval, consent, certification, request, waiver, change of address, notice or other communication required or permitted to be given hereunder (hereinafter collectively referred to as a "Notice") shall be deemed given only if in writing and either (i) sent by certified or registered mail, postage prepaid and return receipt requested, or (ii) delivered by a reputable overnight carrier, delivery prepaid for delivery on the next business day, and in either case addressed to the Company at its then principal office and to the Member or Members to whom any such Notice is addressed at the addresses set forth on Exhibit C attached hereto. Notices sent by mail shall be effective three (3) business days following their deposit with the U.S. Post Office and notices sent by overnight courier shall be effective the next business day following their deposit with a reputable overnight carrier. Any Member may change its address set forth on Exhibit C by written notice to the Company and each Member and shall be effective ten (10) days following the effective date of the Notice provided that a notice of change of address of any Member shall not be deemed to have been given until actual receipt by the Company. Notices on behalf of the Company or any Member may be given by their respective attorneys.

         13.3     Entire Agreement.
                  -----------------
         This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements and understandings, oral or otherwise, among the parties hereto with respect to the matters contained herein and (except as specifically noted herein) it cannot be modified or amended except with Required Approval.

         13.4     Waivers.
                  --------
         Except as otherwise expressly provided herein, no purported waiver by any party of any breach by another party of any of his obligations, agreements or covenants hereunder, or any part thereof, shall be effective unless made in writing subscribed by the party or parties sought to be bound thereby, and no failure to pursue or elect any remedy with respect to any default under or breach of any provision of this Agreement, or any part thereof, shall be deemed to be a waiver of any other subsequent similar or different default or breach, or any election of remedies available in connection therewith, nor shall the acceptance or receipt by any party of any money or other consideration due him under this Agreement, with or without knowledge of any breach hereunder, constitute a waiver of any provision of this Agreement with respect to such or any other breach.

         13.5     Headings, Gender and Number.
                  ----------------------------
         The section headings herein contained have been inserted only as a matter of convenience of reference and in no way define, limit or describe the scope or intent of any provisions of this Agreement nor in any way affect any such provisions. Where appropriate as used herein, the masculine gender shall be deemed to include the feminine, the feminine gender shall be deemed to include the masculine, the singular number shall be deemed to include the plural and the plural number shall be deemed to include the singular.

         13.6     Severability.
                  -------------
         Each provision of this Agreement shall be considered to be severable and if, for any reason, any such provision or provisions, or any part thereof, is determined to be invalid and contrary to any existing or future applicable law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, but this Agreement shall be construed and enforced in all respects as if such invalid or unenforceable provision or provisions had been omitted; provided, however, that the status of this Company, as a limited liability company taxed as a partnership, shall not be prejudiced.

         13.7     Counterparts.
                  -------------
         This Agreement may be executed in one or more counterparts and each of such counterparts, for all purposes, shall be deemed to be an original but all of such counterparts together shall constitute but one and the same instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

         13.8     Benefit.
                  --------
         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators and successors, but shall not be deemed to permit any assignment by a Member of any of his rights or obligations hereunder except as expressly provided herein.

         13.9     Further Actions.
                  ----------------
         Each of the Members hereby agrees that he or it shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are consistent with the terms thereof.

         13.10  Interpretation.
                ---------------
         This Agreement and all matters pertaining thereto shall be governed by the laws of the State of Delaware, and particularly the Act, without application of Delaware's conflict of law provisions. This Agreement shall not be construed against the party that caused the initial draft of this Agreement to be prepared as all parties hereto have had the opportunity to review and negotiate the form of this Agreement.


         13.11  No Third Party Beneficiaries.
                -----------------------------
         The provisions of this Operating Agreement are not intended to be for the benefit of any creditor or other person (other than a Member in his capacity as a Member) to whom any debts, liabilities, or obligations are owed by (or who otherwise has any claim against) the Company or any of the Members; and no such creditor or other person shall obtain any benefit from such provisions or shall, by reason of any such foregoing provision, make any claim in respect of any debt, liability, or obligation against the Company or any of the Members.

         13.12    Qualified REIT Subsidiary.
                  --------------------------
         GE acknowledges that OLP has informed it that OLP is a "qualified REIT subsidiary" within the meaning of the Code. GE further acknowledges that OLP as Manager of the

Company shall manage the Company in a manner that will be intended not to adversely affect OLP's qualification as a qualified REIT subsidiary and GE agrees to cooperate in connection therewith.

         IN WITNESS WHEREOF, the Members have hereunto executed this Agreement as of the day and year first above written.


                         OLP-NNN Manager LLC
                         By: One Liberty Properties, Inc., its sole member

                         by:/s/ Mark H. Lundy
                            ------------------
                            Mark H. Lundy
                            Vice President


                         GENERAL ELECTRIC CAPITAL BUSINESS
                            ASSET FUNDING CORPORATION


                         by:/s/ Linda K. Bracken
                            ---------------------
                            Linda K. Bracken
                            Vice President

                                    EXHIBIT A


                      Percentage Interests of the Members.
                      ------------------------------------

                                                             Percentage
                                                           Interest in the
Members:                                                      Company:
-------                                                       -------

OLP-NNN Manager LLC                                             50%

General Electric Capital Business Asset Funding
    Corporation                                                 50%

                                    EXHIBIT B

                              GE Integrity Policies
                              ---------------------

                                    EXHIBIT C

                              Addresses for Notice
                              --------------------



Notices should be addressed as follows:

         if to OLP:                         OLP-NNN Manager LLC
                                            60 Cutter Mill Road, Suite 303
                                            Great Neck, New York  11021
                                            attn: Jeffrey Fishman,
                                                  President of the Manager

         with a copy to:                    Mark H. Lundy
                                            Vice President of the Manager
                                            OLP-NNN Manager LLC
                                            60 Cutter Mill Road, Suite 303
                                            Great Neck, New York  11021

         if to GE                           General Electric Capital Business
                                              Asset Funding Corporation
                                            10900 NE 4th Street, Suite 500
                                            Bellevue, Washington 98004
                                            attn: Structured Real Estate Manager

         with a copy to:                    Linda K. Bracken, Esq.
                                            General Electric Capital Business
                                              Asset Funding Corporation
                                            10900 NE 4th Street, Suite 500
                                            Bellevue, Washington 98004